UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): May 4, 2016 (April 28, 2016)

DJO Finance LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142188	20-5653965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 Decision Street

Vista, CA 92081

(760) 727-1280

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Financial Officer

In connection with the previously announced retirement of Susan Crawford, the Company’s Chief Financial Officer, on April 28, 2016 the Company entered into a separation agreement with Ms. Crawford which provides that her last day of employment with the Company will be May 13, 2016. Pursuant to the separation agreement, the Company will pay Ms. Crawford a cash severance payment of $250,000 in consideration for her agreement to extend her service as Chief Financial Officer to May 13, 2016, and her agreement to customary non-solicitation covenants and a general release.

Appointment of Principal Financial Officer and Principal Accounting Officer

In connection with the retirement of Susan Crawford as Chief Financial Officer, the Company has appointed Dianne Deuitch, the Company’s SVP, Corporate Controller, as the Company’s principal financial officer and principal accounting officer effective on May 14, 2016 and continuing until the Company hires a new Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

DJO FINANCE LLC
Date: May 4, 2016
By: /s/ DONALD M. ROBERTS
	Name:	Donald M. Roberts
	Title:	Executive Vice President
& General Counsel